UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2007 Anesiva, Inc. (“we” or “us”) entered into an equipment loan and security agreement (the “Loan and Security Agreement”) with General Electric Capital Corporation (“GECC”), with respect to the financing of laboratory and manufacturing equipment in an amount up to $15 million. We borrowed approximately $6.6 million under the Loan and Security Agreement on August 30, 2007.

Under the Loan and Security Agreement we may borrow against qualified purchases of eligible equipment expected through May 31, 2008. Each borrowing will be evidenced by a promissory note (“Promissory Note”) and will be solely secured by the financed equipment. The Promissory Note for the first borrowing is repayable over 42 months and bears a fixed interest rate of 9.91% per annum. The Loan and Security Agreement contains certain restrictive covenants relating primarily to the financed equipment and additional indebtedness. The Loan and Security Agreement also contains typical provisions permitting the lender to accelerate the loan if the Company is in default. A default includes a failure to pay any amount due under the debt documents which is not cured, a breach of any other obligations under the debt documents which is not cured, and an event or development which could reasonably be expected to have a material adverse effect on us.

The foregoing is a summary description of the terms and conditions of the Loan and Security Agreement and the Promissory Note (collectively, the “Financing Agreements”) and by its nature is incomplete. It is qualified in its entirety by the text of the Financing Agreements, copies of which are filed as exhibits 10.54 and 10.55 to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.54†	Loan and Security Agreement, dated August 30, 2007, by and among the Registrant and General Electric Capital Corporation.

10.55†	Promissory Note, dated August 30, 2007, issued to General Electric Capital Corporation.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from his filing and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2007	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

INDEX TO EXHIBITS

10.54†	Loan and Security Agreement, dated August 30, 2007, by and among the Registrant and General Electric Capital Corporation.

10.55†	Promissory Note, dated August 30, 2007, issued to General Electric Capital Corporation.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from his filing and have been filed separately with the Securities and Exchange Commission.